EXHIBIT 10.1

FIRST BUSINESS FINANCIAL SERVICES, INC.
2001 EQUITY INCENTIVE PLAN

Section 1. Purpose

            First Business Financial Services, Inc. established this 2001 Equity Incentive Plan (the “Plan”) to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its Subsidiaries or Affiliates, by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s stockholders.

Section 2. Definitions

            2.1 “Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall be deemed to include any successor provision.

            2.2 “Affiliates” means any entity of which at least 20% of the equity interest is held directly or indirectly by the Company.

            2.3 “Award” means any award granted under the Plan.

            2.4 “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

                  (a) Any person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)) becomes the Beneficial Owner (as such term is defined in pursuant to rules promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

                  (b) During any two (2) consecutive years after the Plan’s effective date, individuals who at the beginning of the two- (2-) year period constitute the Board, cease for any reason to constitute a majority of the Board; however, a “Change in Control” shall not occur pursuant to this provision if a new director is approved by a vote of at least two-thirds (2/3) of the directors serving on the Board and these directors either were directors at the beginning of the two- (2-) years period or whose election or nomination for election was so approved; or

                  (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company, or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one (1) year following such merger, consolidation or reorganization.

            2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder. Any reference to a specific provision of the Code shall be deemed to include any successor provision.

            2.6 “Committee” means the Compensation Committee of the Board, consisting of not less than two directors, or such other committee appointed by the Board.

            2.7 “Company” means First Business Financial Services, Inc. and any successor thereto.

            2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include any successor provision.

            2.9 “Fair Market Value” means the value of a share of Stock on the relevant date as determined by the Committee or Board in good faith. In determining Fair Market Value, the Committee or Board may, but shall not be required to, rely on the most recent valuation determined by an independent appraiser.

            2.10 “Participant” means any eligible individual who is granted an Award hereunder. Following a Participant’s death, the term “Participant” shall mean any person, including the Participant’s estate, which holds the Award following the Participant’s death.

            2.11 “Stock” means the Common Stock of the Company, par value $0.01.

            2.12 “Subsidiaries” means any entity of which at least 50% of the equity interest is held directly or indirectly by the Company.

            2.13 “10% Owner” means an individual who, at the time an option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

Section 3. Effective Date of Plan

            The Plan shall become effective on February 16, 2001, subject, however, to the approval of the Plan by the stockholders of the Company at the next annual meeting of stockholders within twelve (12) months following the date of adoption of the Plan by the

Board. Awards granted under the Plan prior to its approval by stockholders shall be contingent on such stockholder approval.

Section 4. Administration

            4.1 Committee Authority. Except as specifically provided herein, the Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall administer the Plan. Subject to the terms of the Plan and applicable law, the Committee shall have full power and discretionary authority to: (a) recommend to the Board the eligible individuals under the Plan and the type, terms and conditions of Awards granted to such individuals, and the number of shares of Stock to which such Awards relate; (b) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (c) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated.

            4.2 Board Authority. The Board shall have the authority to determine the eligible individuals under the Plan and to determine the type, terms and conditions of Awards granted to such individuals, and the number of shares of Stock to which such Awards relate. The Board’s decisions and determinations under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated.

            4.3 Delegation to Officers. To the extent permitted by applicable law, the Board or Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Board or Committee with respect to the Plan. To the extent that the Board or Committee has made such a delegation, all references to the Board or Committee herein shall include such one or more officers.

            4.4 Decisions Binding. All decisions, interpretations and other actions of the Board and the Committee shall be final and binding on all Participants and any other individual with a right under the Plan.

            4.5 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted under the Plan, unless otherwise prohibited by the Board.

Section 5. Eligibility and Participation

            All employees and directors of the Company, its Subsidiaries and Affiliates and all consultants or advisors who provide services to the Company, its Subsidiaries and Affiliates, are eligible to be granted Awards under the Plan. The Committee shall recommend to the Board those individuals to participate in the Plan, and the Board shall select each individual who will become a Participant. An Award shall be granted exclusively as compensation for the performance of those services the Participant is already performing or reasonably may be expected to perform in his or her respective position within or for the Company, a Subsidiary or an Affiliate. The Board’s designation of a Participant in any year shall not require the Board to designate such person to receive an Award in any other year.

Section 6. Stock Subject to Plan

            6.1 Number. Subject to adjustment as provided in Section 6.3, the total number of shares of Stock which may be issued under the Plan shall be 52,172. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

            6.2 Unused Stock; Unexercised Rights. If (a) any shares of Stock subject to an Award granted under the Plan, or to which any Award relates, are forfeited, (b) an Award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such Award, or (c) an Award is settled in cash, then the number of shares of Stock subject to such Award shall again be available for the granting of additional Awards under the Plan.

            6.3 Adjustment in Capitalization. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event that affects the Stock, the Committee may adjust the Plan or any Award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award. In such case, the Committee may, in such manner as it deems equitable, adjust any or all of: (a) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (b) the number and type of shares of Stock subject to outstanding Awards; and (c) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of all or part of such Award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number.

Section 7. Awards

            All Awards granted under the Plan shall be evidenced by a written award agreement that shall specify the type of Award granted, the duration of the Award, the number of shares of Stock to which the Award pertains and such other provisions as the Board shall specify or the Committee shall determine. No Award shall be effective unless and until signed by the Company and the Participant to whom such Award is granted.

Section 8. Stock Options

            8.1 Grant of Options. Subject to any limitations set forth in the Plan, the Board shall have discretion to determine: (a) the eligible individuals to be granted an option to purchase Stock; (b) the number of shares of Stock to be subject to the option, and all other terms and conditions of the option; (c) whether the option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option; provided that, incentive stock options may be granted only to employees of the Company or a Subsidiary; and (d) any other terms and conditions of the option as determined by the Board in its sole discretion. The Committee shall have the discretion to determine additional terms and conditions of the option to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

            8.2 Incentive Stock Options. Incentive stock options shall be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant (or one hundred ten percent (110%) if granted to a 10% Owner). Incentive stock options shall be exercisable over not more than ten (10) years after the date of grant (or five (5) years if granted to a 10% Owner) and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, except as otherwise provided by the Committee or Board. If the Participant should terminate employment as a result of a disability (within the meaning of Code Section 22(e)(3)), then the right of the Participant to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of such termination of employment, except as otherwise provided by the Committee or Board. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Section 422 of the Code.

            8.3 Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Board. Nonqualified stock options will be exercisable over the period or on the date as determined by the Committee or Board and shall terminate at such time as the Committee or Board shall determine.

            8.4 Payment. The Committee or Board shall determine the methods and the forms for payment of the purchase price of options, including, but not limited to: (a) by cash; (b) by delivery of other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares (including by attestation); or (c) by any combination of the foregoing. Upon receipt of the payment of the entire purchase price for the shares so purchased (plus any taxes required by the Company to satisfy its withholding obligations pursuant to Section 18), certificates for such shares shall be delivered to the Participant (or beneficiary). The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares issued.

            8.5 Limits on Incentive Stock Options. Each award agreement evidencing an incentive stock option shall provide that to the extent the aggregate Fair Market Value of Stock (as determined on the date of grant), with respect to which incentive stock options granted under the Plan, or any other plan of the Company or its Subsidiaries, are exercisable by a Participant for the first time during any calendar year exceeds $100,000, then such option as to the excess shall be treated as a nonqualified stock option.

Section 9. Restricted Stock

            9.1 Awards. The Board shall have discretion to issue restricted stock to any eligible individual, with or without payment therefor. Restricted stock shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such restricted stock without payment therefor upon termination of the Participant’s employment or service within specified periods, or upon the Company’s and/or the Participant’s failure to achieve certain performance goals established by the Board over a designated period of time. The Committee shall have the discretion to determine additional terms and conditions of a restricted stock award to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

            9.2 Registration. Any restricted stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

            9.3 Other Rights. Unless otherwise determined by the Committee or Board, during the period of restriction, Participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee or Board may provide that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

            9.4 Forfeiture. Except as otherwise determined by the Committee or Board, upon termination of employment or service of a Participant with the Company, a Subsidiary, or an Affiliate for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the Participant to the Company; provided, however, that the Board may, when it finds that a waiver would be in the best interests of the

Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a Participant at such time.

Section 10. Transferability

            Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee: (a) designate in writing a beneficiary to exercise the Award after the participant’s death; or (b) transfer any Award; provided, however, that an incentive stock option may only be exercised by the Participant during the life of the Participant.

Section 11. Rights of Participants

            Nothing in the Plan shall interfere with or limit in any way the right of the Company, Subsidiary or Affiliate to terminate any Participant’s employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company, Subsidiary or Affiliate.

Section 12. Change of Control

            12.1 Effect of Change of Control. In order to preserve a Participant’s rights under an Award in the event of a Change of Control, the Board or Committee in its discretion may, at the time an Award is made or at anytime thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise or realization of the Award; (b) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable; (c) adjust the terms of the Award in the manner determined by the Board or Committee to reflect the Change of Control; (d) cause the Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Board or Committee may consider equitable and in the best interests of the Company.

            12.2 Amendment or Rescission. Notwithstanding anything contained in this Section 12, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 12 if it determines that the operation of this Section 12 may prevent a transaction in which the Company, a Subsidiary or any Affiliate is a party from being accounted for on a pooling-of-interests basis, or prevent the Change of Control from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.

Section 13. Amendment, Modification and Termination of Plan

            13.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if (a) required by the Code or any rules promulgated thereunder, or state or federal law or (b) such amendment will increase the total number of shares of Stock reserved for issuance under the Plan. The Committee may at any time amend any outstanding Award agreement to the extent not inconsistent with any determination made by the Board; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award as amended, adjusted or cancelled under Section 6.3 or Section 12.

            13.2 Term of Plan. Unless terminated earlier by the Board pursuant to Section 13.1, the Plan shall terminate on, and no Award shall be granted under the Plan after, February 15, 2011.

            13.3 Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee or Board to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan with respect to outstanding awards, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Section 14. Taxes

            The Company shall be entitled to withhold from any payment made hereunder or from any payment otherwise owing to the holder of an Award, the amount of any tax attributable to any amount payable, or shares of Stock deliverable, under the Plan, after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery under such Award if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise or realization of an Award by electing to (a) have the Company withhold shares of Stock, (b) tender back shares of Stock received in connection with such benefit, or (c) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s statutory minimum total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

Section 15. Stock Transfer Restrictions

            15.1 Restriction on Transfer. Shares of Stock issued under the Plan may not be sold or otherwise disposed of except (a) pursuant to an effective registration statement under the Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock under the Plan, the Participant, his beneficiary or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

            15.2 Additional Restrictions; Legends. All shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for Shares to make appropriate references to such restrictions.

Section 16. Miscellaneous

            16.1 Other Terms. The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Board or Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards or cash payments derived therefrom, which means may provide for a return to a Participant on amounts deferred as determined by the Board or Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under options in installments; (c) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a Participant on such terms and conditions as the Board or Committee determines; (d) restrictions on resale or other disposition; and (e) compliance with federal or state securities laws and stock exchange or market requirements.

            16.2 No Fractional Shares. No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

            16.3 General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any payment, and may restrict any Participant’s exercise of an option, unless such exercise, delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. The Company reserves the right to restrict, in whole or in part, the delivery of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Stock, their registration, qualification or listing or an exemption from registration, qualification or listing.

            16.4 Issuance of Certificate. To the extent the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 17. Legal Construction

            17.1 Requirements of Law. The granting of Awards under the Plan and the issuance of shares of Stock in connection with an Award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect thereof, may only be brought and determined in a court sitting in the County of Milwaukee in the State of Wisconsin.

            17.3 Severability. If any provision of the Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.